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                                                                    EXHIBIT 23.8

                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, LLC

     We hereby consent to the use of our opinion letter dated October 16, 1998 and our written confirmation thereof dated October 27, 1998, each addressed to the Boards of Directors of World Access, Inc. (formerly known as WAXS INC., "World Access") and WA Telcom Products Co., Inc. (formerly known as World Access, Inc.), included as Appendix B and Appendix B-1, respectively, to the Joint Proxy Statement/ Prospectus of World Access, Holdco and Telco Systems, Inc. ("Telco") which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Telco with and into Tail Acquisition Corporation, a wholly owned subsidiary of World Access, and to the references to such opinion therein.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  /s/ THE ROBINSON-HUMPHREY COMPANY, LLC

November 9, 1998
Atlanta, Georgia